Exhibit 99.1
BIOCRYST PHARMACEUTICALS ELECTS CHARLES A. SANDERS TO ITS BOARD OF DIRECTORS
Birmingham, Alabama — December 9, 2009 — BioCryst Pharmaceuticals, Inc. (NASDAQ: BCRX) today announced that Charles A. Sanders, M.D. has been elected to the Company’s Board of Directors. Dr. Sanders brings to BioCryst extensive experience as a corporate executive and director, physician and professor of medicine.
“We are pleased to welcome Dr. Sanders to BioCryst’s Board of Directors,” said Zola P. Horovitz, Ph.D., Chairman of the Board of BioCryst Pharmaceuticals. “Charlie’s strong track record of building and transforming leading pharmaceutical companies and his diverse knowledge of our industry and medical practice will be invaluable to the management of BioCryst as the Company’s leading clinical programs move toward completion.”
“BioCryst has gone through a significant transformation to become a late-stage development company with its first product sales,” said Dr. Sanders. “I look forward to sharing my experiences with the leadership of the Company as they prepare peramivir and forodesine for commercial launch and continue their work to build an enduring successful pharmaceutical company.”
Dr. Sanders is retired from Glaxo, Inc., where he served as Chief Executive Officer from 1989 through 1994 and Chairman of the Board from 1992 through 1995. Before joining Glaxo, Inc., Dr. Sanders spent eight years with Squibb Corp., where he held a number of posts, including the position of Vice Chairman. He also served as Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Previously Dr. Sanders was General Director of Massachusetts General Hospital and Professor of Medicine at Harvard Medical School. A native of Dallas, he is a graduate of Southwestern Medical College of the University of Texas.
Dr. Sanders is past Chairman of the New York Academy of Sciences. He is currently a member of the Institute of Medicine of the National Academy of Sciences and past Chairman of The Commonwealth Fund. He is also Chairman of Project HOPE and the Foundation for the National Institutes of Health, and past Chairman of the UNC Health Care System. In addition, he serves on the boards of several publicly traded companies, including Cephalon and Vertex Pharmaceuticals, and he previously served as Lead Director of Genentech until it was acquired in March 2009.

About BioCryst
BioCryst Pharmaceuticals designs, optimizes and develops novel small-molecule pharmaceuticals that block key enzymes involved in infectious diseases, cancer and inflammatory diseases. BioCryst has progressed two novel compounds into late-stage pivotal clinical trials; peramivir, an anti-viral for influenza, and forodesine, a purine nucleoside phosphorylase (PNP) inhibitor for cutaneous T-cell lymphoma (CTCL). Utilizing crystallography and structure-based drug design, BioCryst continues to discover additional compounds and to progress others through pre-clinical and early development to address the unmet medical needs of patients and physicians. The Company’s strategic alliances with the U.S. Department of Health and Human Services, Shionogi & Co., Ltd., Green Cross Corporation and Mundipharma International Holdings Limited validate its scientific foundation and the utility of its product candidates. For more information, please visit the Company’s Web site at www.biocryst.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that the U.S. government and ex-U.S. governments may choose not to issue additional orders for peramivir and such orders, if any, may not be profitable for BioCryst; that to the extent peramivir is used as a treatment for H1N1 flu (or other strains of flu), there can be no assurance that it will prove effective; that HHS may further condition, reduce or eliminate future funding of the peramivir program; that ongoing peramivir clinical trials or our peramivir program in general may not be successful; that BioCryst or its licensees may not commence as expected additional human clinical trials with our product candidates; that our product candidates may not receive required regulatory clearances from the FDA; that ongoing and future pre-clinical and clinical development may not have positive results; that we or our licensees may not be able to continue future development of our current and future development programs; that our development programs and partnerships may never result in future product, license or royalty payments being received by BioCryst; that BioCryst may not be able to retain its current pharmaceutical and biotechnology partners for further development of its product candidates or it may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of its product candidates; that our actual cash burn rate may not be consistent with our expectations; that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of its products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, including, but not limited to, BioCryst’s most recent Annual Report on Form 10-K, most recent

Quarterly Reports on Form 10-Q, and current reports on Form 8-K, which identify important factors that could cause the actual results to differ materially from those contained in our projections and forward-looking statements.
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CONTACT: Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910